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                                                                   EXHIBIT 9(jj)





                      AMENDMENT TO PARTICIPATION AGREEMENT

                                  BY AND AMONG

                      AIM VARIABLE INSURANCE FUNDS, INC.,

                           A I M DISTRIBUTORS, INC.,

                      GLENBROOK LIFE AND ANNUITY COMPANY,
                            ON BEHALF OF ITSELF AND
                             ITS SEPARATE ACCOUNTS

                                      AND

                     ALLSTATE LIFE FINANCIAL SERVICES, INC.

                              --------------------

      Section 5.3 is hereby amended to add, at the end of the last sentence, the following:

       Glenbrook's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Participants.

      IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below on the 7th of November, 1997.



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                                            AIM VARIABLE INSURANCE FUNDS, INC.


Attest:   /s/ NANCY L. MARTIN              By:   /s/ ROBERT H. GRAHAM
       ------------------------------          --------------------------------
          Nancy L. Martin                        Robert H. Graham
          Assistant Secretary                    President


                                            A I M DISTRIBUTORS, INC.


Attest:   NANCY L. MARTIN                   By:    /s/ W. G. LITTLEPAGE
       ------------------------------          --------------------------------
          Nancy L. Martin                          W.G. Littlepage
          Assistant Secretary                      Sr. Vice President


                                            GLENBROOK LIFE AND ANNUITY
                                            COMPANY, on behalf of itself and its
                                            separate accounts


Attest:   /s/ BRENDA D. SNEED               By:    /s/ MICHAEL J. VELOTTA
       ------------------------------          --------------------------------
Name:     Brenda D. Sneed                   Name:  Michael J. Velotta
     --------------------------------          --------------------------------
Title:    Asst. Vice President              Title: VP, Sec'y & General Counsel
      -------------------------------             -----------------------------


                                            ALLSTATE LIFE FINANCIAL SERVICES,
                                            INC.

Attest:   /s/ LISA A. BURNELL               By:    /s/ JOHN R. HEDRICK
       ------------------------------          --------------------------------
Name:     Lisa A. Burnell                   Name:  John R. Hedrick
     --------------------------------            ------------------------------
Title:    Asst. Vice President              Title: General Counsel & Asst.
      -------------------------------              Secretary
                                                  -----------------------------